EXHIBIT 5.1
[O’Melveny & Myers LLP Letterhead]
March 17, 2006
Broadcom Corporation
16215 Alton Parkway
Irvine, California 92618
     Re: Registration of Securities of Broadcom Corporation
Ladies and Gentlemen:
     In connection with the registration of up to 28,201,586 shares of Common Stock of Broadcom Corporation, a California corporation (the “Company”), par value $0.0001 per share (the “Shares”), under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission on or about the date hereof, such Shares to be issued or delivered pursuant to the Broadcom Corporation 1998 Stock Incentive Plan, Broadcom Corporation 1998 Employee Stock Purchase Plan, and Sandburst Corporation 2000 Stock Option and Stock Incentive Plan (as assumed by Broadcom Corporation) (the “Plans”), you have requested our opinion set forth below.
     In our capacity as counsel, we have examined originals or copies of those corporate and other records of the Company we considered appropriate.
     On the basis of such examination and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with such authorization, the provisions of the Plans and relevant agreements duly authorized by and in accordance with the terms of the Plans, and upon payment for and delivery of the Shares as contemplated in accordance with the Plans, and either (a) the countersigning of the certificate or certificates representing the Shares by a duly authorized signatory of the registrar for the Company’s Common Stock, or (b) the book-entry of the Shares by the transfer agent for the Company’s Common Stock in the name of The Depository Trust Company or its nominee, the Shares will be validly issued, fully paid and non-assessable.
     We consent to your filing this opinion as an exhibit to the Registration Statement.

Respectfully submitted,

/s/ O’Melveny & Myers LLP